JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended (Section 240.13d-1(k)), each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common shares, no par value, of Metrowerks Inc., and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(f)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

Dated: August 27, 1999


                                          MOTOROLA CANADA ACQUISITION CORP.



                                          By: /s/ Carl F. Koenemann
                                              ----------------------------------
                                          Name:   Carl F. Koenemann
                                          Title:  Vice President



                                          MOTOROLA, INC.



                                          By: /s/ Carl F. Koenemann
                                              ----------------------------------
                                          Name:   Carl F. Koenemann
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer